WILLSCOT MOBILE MINI REPORTS FIRST QUARTER 2024 RESULTS

Solid Modular and Value-Added Products Demand Support Full Year 2024 Outlook

PHOENIX, May 2, 2024 - WillScot Mobile Mini Holdings Corp. (“WillScot Mobile Mini” or the “Company”) (Nasdaq: WSC), a leader in innovative temporary flexible space solutions, today announced first quarter 2024 results and provided an update on operations and the current market environment, including the following highlights:

Q1 2024
•Revenue increased 4% to $587 million and Income from continuing operations was $56 million. Income from operations included approximately $15 million of integration and transaction-related expenses. Adjusted EBITDA was flat year-over-year at $248 million.
•Generated Net cash provided by operating activities of $209 million and Free Cash Flow of $144 million, both up 40% year-over-year, with Free Cash Flow Margin of 24.5%, which increased by 660 basis points.
•Maintained leverage sequentially at 3.3x Net Debt to Adjusted EBITDA as of March 31, 2024, inside our target range of 3.0x to 3.5x.
•Generated 17% Return on Invested Capital2 ("ROIC") over the last 12 months.
•Returned $595 million to shareholders by repurchasing 13.9 million shares of Common Stock, reducing our share count by 6.4% over the last twelve months as of March 31, 20241.
•Maintained our FY 2024 Adjusted EBITDA outlook range of $1,125 million to $1,200 million, representing 6% to 13% growth in our continuing operations versus 2023.
•On January 29, 2024, WSC announced a definitive agreement to acquire McGrath RentCorp (NASDAQ: MGRC). The Company expects the transaction to close in 2024.

Brad Soultz, Chief Executive Officer of WillScot Mobile Mini, commented, "Our Company delivered results in Q1 that were in line with our overall expectations for the year. Leasing revenue was up 5%, despite the ongoing contraction in non-residential construction square footage starts. Modular activations are building both sequentially and year-over-year, offsetting continued headwinds on Storage activations. And we continue to see healthy growth in both rates and Value-Added Products (VAPS) across all product lines, so our commercial performance and outlook remain solid given the market backdrop."

Soultz continued, "The team also completed the final systems and field harmonization that we contemplated in the original WillScot and Mobile Mini integration plan. In January, we combined our legacy WillScot and Mobile Mini sales and operations teams under a single leadership structure, organized by geography. This allows us to go-to-market locally with a single team that can service our customers across our full offering of turnkey space solutions. To support this field integration, in March we upgraded our field service and dispatch system, which allows us to better utilize our operational resources across all product lines while improving execution and customer communication. And we are advancing our digital roadmap using customer feedback to enhance nearly every aspect of the customer experience.”

Soultz concluded, "These initiatives allow us to even more seamlessly deliver our ever-expanding portfolio of space solutions to our entire customer base and will ensure that we continue to offer the most compelling value proposition in the industry. And the McGrath acquisition, which we expect to close in 2024, will further accelerate our growth and proportionally increase the $1B of idiosyncratic growth levers fully in our control, which we believe will benefit all stakeholders for years to come. At WillScot Mobile Mini, we have a proven formula to drive sustainable growth and returns, and I have never been more excited by the execution of our team across all organic and inorganic levers to drive long-term value for our customers, employees, communities, and shareholders."

	Three Months Ended March 31,
(in thousands, except share data)	2024	2023
Revenue	$587,181	$565,468
Income from continuing operations	$56,240	$76,271
Adjusted EBITDA from continuing operations[2]	$248,009	$246,842
Adjusted EBITDA Margin from continuing operations (%)[2]	42.2%	43.7%
Net cash provided by operating activities	$208,676	$148,765
Free Cash Flow[2,5]	$143,900	$102,940
Weighted Average Dilutive Shares Outstanding	193,065,392	209,663,985
Free Cash Flow Margin (%)[2,5]	24.5%	17.9%
Return on Invested Capital[2]	15.0%	17.0%

First Quarter 2024 Results2

Tim Boswell, President and Chief Financial Officer, commented, "Q1 2024 results were in line with our overall plans for the year, so we are maintaining our 2024 outlook. Margins contracted sequentially and year-over-year as expected to support increases in modular activation volumes and related maintenance activity in Q1 and heading into Q2, and we expect margins to reflate through the course of the year as lease revenues build sequentially. So, we are maintaining our 2024 outlook of $2,485 - $2,635 million of revenue and $1,125 - $1,200 million of Adjusted EBITDA, with approximately 50 basis points of margin expansion at the midpoint."

Boswell concluded, "Cash flow and returns continue to be highlights, despite approximately $15 million of integration and transaction-related expenses that we incurred during the quarter. We generated $144 million of Free Cash Flow in the quarter, which was up 40% year-over-year, and a Free Cash Flow Margin of 24.5%, which was up 660 basis points year-over-year. Return on Invested Capital of 17% over the last 12 months was in line with our updated target range. And Net Debt to Adjusted EBITDA of 3.3x is on a downward trajectory heading into Q2. With these results and visibility into our run-rate heading into 2025, we will resume allocating capital between organic investments, acquisitions, and share repurchases, while maintaining the financing plan that is in place to close the McGrath acquisition later in the year, and we are confident in how these investments will amplify returns from the natural compounding of the business over time."

Capitalization and Liquidity Update2
As of and for the three months ended March 31, 2024, except where noted:
•Generated $144 million of Free Cash Flow in the first quarter, up 40% year-over-year.
•Invested $43 million of capital in one acquisition during the quarter, with $526 million invested in the last 12 months.
•Increased excess availability to approximately $1.3 billion under our asset backed revolving credit facility.
•Weighted average pre-tax interest rate, after giving effect to both the 3.44% floating-to-fixed interest rate swap that we executed in January 2023 and the 3.70% floating-to-fixed interest rate swap that we executed in January 2024 is approximately 5.9%. Annual cash interest expense based on the current debt structure and benchmark rates is approximately $207 million, or approximately $220 million inclusive of non-cash deferred financing fees. Our debt structure is approximately 79% / 21% fixed-to-floating after giving effect to all interest rate swaps.
•No debt maturities prior to 2025. We have ample liquidity available to redeem or refinance our $527 million 2025 notes, using either our asset backed revolver or other sources of capital, and intend to do so opportunistically prior to maturity in a manner that optimizes our interest costs.
•Leverage is at 3.3x last 12 months Adjusted EBITDA from continuing operations of $1,063 million, which is inside our target range of 3.0x to 3.5x.

2024 Outlook 2, 3, 4
This guidance is subject to risks and uncertainties, including those described in "Forward-Looking Statements" below.

$M	2023 Results	2024 Outlook (excludes MGRC)
Revenue	$2,365	$2,485 - $2,635
Adjusted EBITDA[2,3]	$1,061	$1,125 - $1,200
Net CAPEX[3,4]	$185	$250 - $300

1 - Assumes common shares outstanding as of March 31, 2024 versus common shares outstanding as of March 31, 2023.
2 - Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow Margin, Net Debt to Adjusted EBITDA and Return on Invested Capital are non-GAAP financial measures. Further information and reconciliations for these non-GAAP measures to the most directly comparable financial measure under generally accepted accounting principles in the US ("GAAP") are included at the end of this press release.
3 - Information reconciling forward-looking Adjusted EBITDA, Net CAPEX, and Free Cash Flow to GAAP financial measures is unavailable to the Company without unreasonable effort and therefore neither the most comparable GAAP measures nor reconciliations to the most comparable GAAP measures are provided.
4 - Net CAPEX is a non-GAAP financial measure. Please see the non-GAAP reconciliation tables included at the end of this press release.
5 - Free Cash Flow incorporates results from discontinued operations. For comparability, we add back discontinued operations to reported revenue to calculate Free Cash Flow Margin.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin from continuing operations, Free Cash Flow, Free Cash Flow Margin, Return on Invested Capital, Net CAPEX and Net Debt to Adjusted EBITDA ratio. Adjusted EBITDA is defined as net income (loss) plus net interest (income) expense, income tax expense (benefit), depreciation and amortization adjusted to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations, including net currency gains and losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, non-cash charges for stock compensation plans, gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities, and other discrete expenses. Adjusted EBITDA Margin from continuing operations is defined as Adjusted EBITDA divided by revenue. Free Cash Flow is defined as net cash provided by operating activities, less purchases of, and proceeds from, rental equipment and property, plant and equipment, which are all included in cash flows from investing activities. Free Cash Flow Margin is defined as Free Cash Flow divided by revenue. Return on Invested Capital is defined as adjusted earnings before interest and amortization divided by average invested capital. Adjusted earnings before interest and amortization is the sum of income (loss) before income tax expense, net interest (income) expense, amortization adjusted for non-cash items considered non-core to business operations including net currency (gains) losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, non-cash charges for stock compensation plans, gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities, and other discrete expenses, reduced by our estimated statutory tax rate. Given we are not a significant US taxpayer due to our current tax attributes, we include estimated taxes at our current statutory tax rate of approximately 26%. Net assets is total assets less goodwill and intangible assets, net and all non-interest bearing liabilities and is calculated as a five quarter average. Net CAPEX is defined as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Net Debt to Adjusted EBITDA ratio is defined as Net Debt divided by Adjusted EBITDA. The Company believes that Adjusted EBITDA and Adjusted EBITDA margin are useful to investors because they (i) allow investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) are used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of the Company to its competitors; (iv) provide additional tools for investors to use in evaluating ongoing operating results and trends; and (v) align with definitions in our credit agreement. The Company believes that Free Cash Flow and Free Cash Flow Margin are useful to investors because they allow investors to compare cash generation performance over various reporting periods and against peers. The Company believes that Return on Invested Capital provides information about the long-term health and profitability of the business relative to the Company's cost of capital. The Company believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business. Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore the Company's non-GAAP financial measures may not be directly comparable to similarly-titled measures of other companies. For reconciliations of the non-GAAP measures used in this press release (except as explained below), see “Reconciliation of Non-GAAP Financial Measures" included in this press release.

Information regarding the most comparable GAAP financial measures and reconciling forward-looking Adjusted EBITDA, Net CAPEX, and Free Cash Flow to those GAAP financial measures is unavailable to the Company without unreasonable effort. We cannot provide the most comparable GAAP financial measures nor reconciliations of forward-looking Adjusted EBITDA, Net CAPEX, and Free Cash Flow to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. Although we provide ranges of Adjusted EBITDA and Net CAPEX that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA and Net CAPEX calculations. The Company provides Adjusted EBITDA and Net CAPEX guidance because we believe that Adjusted EBITDA and Net CAPEX, when viewed with our results under GAAP, provides useful information for the reasons noted above.

Conference Call Information
WillScot Mobile Mini will host a conference call and webcast to discuss its first quarter 2024 results and 2024 outlook at 5:30 p.m. Eastern Time on Tuesday, May 2, 2024. To access the live call by phone, use the following link:
https://register.vevent.com/register/BI67c0c32bbb4946b7b9932de4019917d0

You will be provided with dial-in details after registering. To avoid delays, we recommend that participants dial into the conference call 15 minutes ahead of the scheduled start time. A live webcast will also be accessible via the "Events & Presentations" section of the Company's investor relations website www.willscotmobilemini.com. Choose "Events" and select the information pertaining to the WillScot Mobile Mini Holdings First Quarter 2024 Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available for 12 months on the Company’s investor relations website.

About WillScot Mobile Mini
WillScot Mobile Mini trades on the Nasdaq stock exchange under the ticker symbol “WSC.” Headquartered in Phoenix, Arizona, the Company is a leading business services provider specializing in innovative and flexible temporary space solutions. The Company’s diverse product offering includes modular office complexes, mobile offices, classrooms, temporary restrooms, portable storage containers, blast protective and climate-controlled structures, clearspan structures, and a thoughtfully curated selection of furnishings, appliances, and other services so its solutions are turnkey for customers. WillScot Mobile Mini services diverse customer segments across all sectors of the economy from a network of approximately 260 branch locations and additional drop lots throughout the United States, Canada, and Mexico.

Forward-Looking Statements
This news release contains forward-looking statements (including the guidance/outlook contained herein) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook," "guidance," "see," "have confidence" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to: our mergers and acquisitions pipeline, acceleration of our run rate, acceleration toward and the timing of our achievement of our three to five year milestones, growth and acceleration of cash flow, driving higher returns on invested capital, and Adjusted EBITDA margin expansion, as well as statements involving the proposed acquisition of McGrath (the “Proposed Transaction”), including anticipated time of closing, the expected scale, operating efficiency and synergies, stockholder, employee and customer benefits, the amount and timing of revenue and expense synergies, future financial benefits and operating results, expectations relating to the combined customer base and rental fleet, and tax treatment for the acquisition. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Certain of these forward-looking statements relate to the proposed transaction, including: expected scale; operating efficiency; stockholder, employee and customer benefits; key assumptions; timing of closing; the amount and timing of revenue and expense synergies; future financial benefits and operating results; and integration spend. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and we can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations; our ability to judge the demand outlook; our ability to achieve planned synergies related to acquisitions; regulatory approvals; our ability to successfully execute our growth strategy, manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs and inflationary pressures adversely affecting our profitability; potential litigation involving our Company; general economic and market conditions impacting demand for our products and services and our ability to benefit from an inflationary environment; our ability to maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the SEC from time to time (including our Form 10-K for the year ended December 31, 2023), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date on which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Recent Developments
Entry into an Agreement to Acquire McGrath RentCorp
On January 28, 2024, the Company, along with its newly formed subsidiaries, Brunello Merger Sub I, Inc. (“Merger Sub I”) and Brunello Merger Sub II, LLC (“Merger Sub II”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with McGrath RentCorp ("McGrath"). Merger Sub I will merge with and into McGrath (the “First-Step Merger”), with McGrath surviving the First-Step Merger and, immediately thereafter, McGrath will merge with and into Merger Sub II (the “Second-Step Merger” and together with the First-Step Merger, the “McGrath Acquisition”), with Merger Sub II surviving the Second-Step Merger as a wholly owned subsidiary of the Company. At the effective time of the First-Step Merger, and subject to the terms and subject to the conditions set forth in the Merger Agreement, each outstanding share of the common stock of McGrath shall be converted into the right to receive either (i) $123.00 in cash or (ii) 2.8211 shares of validly issued, fully paid and nonassessable shares of the Company’s common stock. McGrath shareholders will receive for each of their shares either $123.00 in cash or 2.8211 shares of WillScot Mobile Mini common stock, as determined pursuant to the election and allocation procedures in the merger agreement under which 60% of McGrath’s outstanding shares will be converted into the cash consideration and 40% of McGrath’s outstanding shares will be converted into the stock consideration. Under the terms of the Merger Agreement, we expect McGrath’s shareholders would own approximately 12.6% of the Company following the McGrath Acquisition.

The McGrath Acquisition has been approved by the respective boards of directors of the Company and McGrath. The McGrath Acquisition is subject to customary closing conditions, including receipt of regulatory approval and approval by McGrath’s shareholders, and is expected to close in 2024.

In connection with the Merger Agreement, the Company entered into a commitment letter on January 28, 2024, which was further amended and restated on February 12, 2024 (the "Commitment Letter"), pursuant to which certain financial institutions have committed to make available to Williams Scotsman, Inc. (WSI), in accordance with the terms of the Commitment Letter, (i) a $500 million eight year senior secured bridge credit facility, (ii) a $500 million five year senior secured bridge credit facility and (iii) an upsize to WSI's existing $3.7 billion ABL Facility by $750 million to $4.5 billion to repay McGrath's existing credit facilities and notes, fund the cash portion of the consideration, and pay the fees, costs and expenses incurred in connection with the McGrath Acquisition and the related transactions, subject to customary conditions.

Important Information About the Proposed Transaction
In connection with the Proposed Transaction, the Company filed a registration statement on Form S-4 (No. 333- 278544), which includes a preliminary prospectus of the Company and a preliminary proxy statement of McGrath (the “proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED TRANSACTION. A definitive proxy statement/prospectus will be sent to McGrath’s stockholders. Investors and security holders will be able to obtain these documents (if and when available) free of charge from the SEC’s website at www.sec.gov. The documents filed by the Company with the SEC may also be obtained free of charge from the Company by requesting them by mail at WillScot Mobile Mini Holdings Corp., 4646 E. Van Buren Street, Suite 400, Phoenix, Arizona 85008. The documents filed by McGrath may also be obtained free of charge from McGrath by requesting them by mail at McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551 Attn: Investor Relations.

Participants in the Solicitation
The Company, McGrath, their respective directors and executive officers and other members of management and employees and certain of their respective significant stockholders may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information about the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 20, 2024. Information about McGrath’s directors and executive officers is available in McGrath’s Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, which was filed with the SEC on April 16, 2024. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holding or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC, the Company or McGrath as indicated above.

No Offer or Solicitation
This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It
Additional information can be found on the company's website at www.willscotmobilemini.com.

Contact Information

Investor Inquiries:	Media Inquiries:
Nick Girardi	Jake Saylor
investors@willscotmobilemini.com	jake.saylor@willscot.com

WillScot Mobile Mini Holdings Corp.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2024	2023
Revenues:
Leasing and services revenue:
Leasing	$460,601	$439,951
Delivery and installation	100,362	106,630
Sales revenue:
New units	13,499	10,657
Rental units	12,719	8,230
Total revenues	587,181	565,468
Costs:
Costs of leasing and services:
Leasing	102,394	97,515
Delivery and installation	77,842	75,007
Costs of sales:
New units	8,273	6,208
Rental units	6,876	4,454
Depreciation of rental equipment	74,908	59,156
Gross profit	316,888	323,128
Other operating expenses:
Selling, general and administrative	167,568	150,870
Other depreciation and amortization	17,920	17,173
Lease impairment expense and other related charges	746	22
Currency losses, net	77	6,775
Other expense (income), net	631	(3,359)
Operating income	129,946	151,647
Interest expense, net	56,588	44,866
Income from continuing operations before income tax	73,358	106,781
Income tax expense from continuing operations	17,118	30,510
Income from continuing operations	56,240	76,271

Discontinued operations:
Income from discontinued operations before income tax	—	4,003
Gain on sale of discontinued operations	—	176,078
Income tax expense from discontinued operations	—	45,468
Income from discontinued operations	—	134,613

Net income	$56,240	$210,884

Earnings per share from continuing operations:
Basic	$0.30	$0.37
Diluted	$0.29	$0.36
Earnings per share from discontinued operations:
Basic	$—	$0.65
Diluted	$—	$0.64
Earnings per share:
Basic	$0.30	$1.02
Diluted	$0.29	$1.00
Weighted average shares:
Basic	190,137,533	206,092,169
Diluted	193,065,392	209,663,985

WillScot Mobile Mini Holdings Corp.
Consolidated Balance Sheets

(in thousands, except share data)	March 31, 2024 (unaudited)	December 31, 2023
Assets
Cash and cash equivalents	$13,147	$10,958
Trade receivables, net of allowances for credit losses at March 31, 2024 and December 31, 2023 of $86,418 and $81,656, respectively	450,572	451,130
Inventories	47,622	47,406
Prepaid expenses and other current assets	61,912	57,492
Assets held for sale – current	2,110	2,110
Total current assets	575,363	569,096
Rental equipment, net	3,399,628	3,381,315
Property, plant and equipment, net	344,187	340,887
Operating lease assets	259,965	245,647
Goodwill	1,175,972	1,176,635
Intangible assets, net	412,264	419,709
Other non-current assets	12,955	4,626
Total long-term assets	5,604,971	5,568,819
Total assets	$6,180,334	$6,137,915
Liabilities and equity
Accounts payable	$100,490	$86,123
Accrued expenses	161,625	129,621
Accrued employee benefits	25,889	45,564
Deferred revenue and customer deposits	227,042	224,518
Operating lease liabilities – current	61,569	57,408
Current portion of long-term debt	19,178	18,786
Total current liabilities	595,793	562,020
Long-term debt	3,465,619	3,538,516
Deferred tax liabilities	565,955	554,268
Operating lease liabilities – non-current	198,265	187,837
Other non-current liabilities	34,576	34,024
Long-term liabilities	4,264,415	4,314,645
Total liabilities	4,860,208	4,876,665
Preferred Stock: $0.0001 par, 1,000,000 shares authorized and zero shares issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Common Stock: $0.0001 par, 500,000,000 shares authorized and 190,598,309 and 189,967,135 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	20	20
Additional paid-in-capital	2,083,735	2,089,091
Accumulated other comprehensive loss	(44,776)	(52,768)
Accumulated deficit	(718,853)	(775,093)
Total shareholders' equity	1,320,126	1,261,250
Total liabilities and shareholders' equity	$6,180,334	$6,137,915

Reconciliation of Non-GAAP Financial Measures

In addition to using GAAP financial measurements, we use certain non-GAAP financial information that we believe is important for purposes of comparison to prior periods and development of future projections and earnings growth prospects. This information is also used by management to measure the profitability of our ongoing operations and analyze our business performance and trends.
We evaluate business performance on Adjusted EBITDA, a non-GAAP measure that excludes certain items as described below. We believe that evaluating performance excluding such items is meaningful because it provides insight with respect to intrinsic and ongoing operating results of the Company.
We also regularly evaluate gross profit to assist in the assessment of the operational performance. We consider Adjusted EBITDA to be the more important metric because it more fully captures the business performance, inclusive of indirect costs.
We also evaluate Free Cash Flow, a non-GAAP measure that provides useful information concerning cash flow available to fund our capital allocation alternatives.
Adjusted EBITDA From Continuing Operations
We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. Our adjusted EBITDA ("Adjusted EBITDA") reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations:
•Currency (gains) losses, net on monetary assets and liabilities denominated in foreign currencies other than the subsidiaries’ functional currency.
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee termination costs.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee training costs, and other costs required to realize cost or revenue synergies.
•Non-cash charges for stock compensation plans.
•Other expense, including consulting expenses related to certain one-time projects, financing costs not classified as interest expense, and gains and losses on disposals of property, plant, and equipment.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider the measure in isolation or as a substitute for net income (loss), cash flow from operations or other methods of analyzing the Company’s results as reported under US GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for our working capital needs;
•Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;
•Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered as discretionary cash available to reinvest in the growth of our business or as measures of cash that will be available to meet our obligations.

The following table provides unaudited reconciliations of Income from continuing operations to Adjusted EBITDA from continuing operations:

	Three Months Ended March 31,
(in thousands)	2024	2023
Income from continuing operations	$56,240	$76,271
Income tax expense from continuing operations	17,118	30,510
Interest expense	56,588	44,866
Depreciation and amortization	92,828	76,329
Currency losses, net	77	6,775
Restructuring costs, lease impairment expense and other related charges	746	22
Integration costs	2,877	3,873
Stock compensation expense	9,099	8,150
Other	12,436	46
Adjusted EBITDA from continuing operations	$248,009	$246,842
Adjusted EBITDA Margin From Continuing Operations
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. Management believes that the presentation of Adjusted EBITDA Margin provides useful information to investors regarding the performance of our business. The following table provides an unaudited comparison of Adjusted EBITDA Margin to Gross Profit Margin:

	Three Months Ended March 31,
(in thousands)	2024	2023
Adjusted EBITDA from continuing operations (A)	$248,009	$246,842
Revenue (B)	$587,181	$565,468
Adjusted EBITDA Margin from Continuing Operations (A/B)	42.2%	43.7%
Gross profit (C)	$316,888	$323,128
Gross Profit Margin (C/B)	54.0%	57.1%
Net Debt to Adjusted EBITDA From Continuing Operations Ratio
Net Debt to Adjusted EBITDA ratio is defined as Net Debt divided by Adjusted EBITDA from continuing operations from the last twelve months. We define Net Debt as total debt from continuing operations net of total cash and cash equivalents from continuing operations. Management believes that the presentation of Net Debt to Adjusted EBITDA ratio provides useful information to investors regarding the performance of our business. The following table provides an unaudited reconciliation of Net Debt to Adjusted EBITDA ratio:

(in thousands)	March 31, 2024
Long-term debt	$3,465,619
Current portion of long-term debt	19,178
Total debt	3,484,797
Cash and cash equivalents	13,147
Net debt (A)	$3,471,650

Adjusted EBITDA from continuing operations from the three months ended June 30, 2023	$261,341
Adjusted EBITDA from continuing operations from the three months ended September 30, 2023	265,480
Adjusted EBITDA from continuing operations from the three months ended December 31, 2023	287,802
Adjusted EBITDA from continuing operations from the three months ended March 31, 2024	248,009
Adjusted EBITDA from continuing operations from the last twelve months (B)	$1,062,632
Net Debt to Adjusted EBITDA ratio (A/B)	3.3

Free Cash Flow and Free Cash Flow Margin
Free Cash Flow is a non-GAAP measure. We define Free Cash Flow as net cash provided by operating activities, less purchases of, and proceeds from, rental equipment and property, plant and equipment, which are all included in cash flows from investing activities. Free Cash Flow Margin is defined as Free Cash Flow divided by Total Revenue including discontinued operations. Management believes that the presentation of Free Cash Flow and Free Cash Flow Margin provides useful additional information concerning cash flow available to fund our capital allocation alternatives. Free Cash Flow as presented includes amounts for the former UK Storage Solutions segment through January 31, 2023. The following table provides unaudited reconciliations of Free Cash Flow and Free Cash Flow Margin:

	Three Months Ended March 31,
(in thousands)	2024	2023
Net cash provided by operating activities	$208,676	$148,765
Purchase of rental equipment and refurbishments	(72,417)	(47,128)
Proceeds from sale of rental equipment	14,195	7,781
Purchase of property, plant and equipment	(6,554)	(6,736)
Proceeds from the sale of property, plant and equipment	—	258
Free Cash Flow (A)	$143,900	$102,940

Revenue from continuing operations (B)	$587,181	$565,468
Revenue from discontinued operations	—	8,694
Total Revenue including discontinued operations (C)	$587,181	$574,162
Free Cash Flow Margin (A/C)	24.5%	17.9%

Net cash provided by operating activities (D)	$208,676	$148,765
Net cash provided by operating activities margin (D/C)	35.5%	25.9%
Net CAPEX
We define Net CAPEX as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Management believes that the presentation of Net CAPEX provides useful information regarding the net capital invested in our rental fleet and property, plant and equipment each year to assist in analyzing the performance of our business. As presented below, Net CAPEX includes amounts for the former UK Storage Solutions segment through January 31, 2023.
The following table provides unaudited reconciliations of Net CAPEX, which is calculated using metrics from our Statements of Cash Flows:

	Three Months Ended March 31,
(in thousands)	2024	2023
Purchases of rental equipment and refurbishments	$(72,417)	$(47,128)
Proceeds from sale of rental equipment	14,195	7,781
Net CAPEX for Rental Equipment	(58,222)	(39,347)
Purchases of property, plant and equipment	(6,554)	(6,736)
Proceeds from sale of property, plant and equipment	—	258
Net CAPEX	$(64,776)	$(45,825)

Return on Invested Capital
Return on Invested Capital is defined as adjusted earnings before interest and amortization divided by average invested capital. Adjusted earnings before interest and amortization is the sum of income (loss) before income tax expense, net interest (income) expense, amortization adjusted for non-cash items considered non-core to business operations including net currency (gains) losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, non-cash charges for stock compensation plans, gains and losses resulting from changes in fair value and extinguishment of common stock warrant liabilities, and other discrete expenses, reduced by estimated taxes. Given we are not a significant US taxpayer due to our current tax attributes, we include estimated taxes at our current statutory tax rate of approximately 26%. Net assets is total assets less goodwill, and intangible assets, net and all non-interest bearing liabilities. Denominator is calculated as a four quarter average for annual metrics and two quarter average for quarterly metrics.
The following table provides unaudited reconciliations of Return on Invested Capital, which is calculated using metrics from our Balance Sheets and Statements of Operations. Average Invested Capital and Adjusted EBITDA related to our former UK Storage Solutions segment have been excluded prospectively from January 1, 2023.

	Three Months Ended March 31,
(in thousands)	2024	2023
Total Assets	$6,180,334	$5,609,751
Goodwill	(1,175,972)	(1,011,513)
Intangible assets, net	(412,264)	(413,188)
Total Liabilities	(4,860,208)	(4,045,827)
Long Term Debt	3,465,619	2,876,453
Net Assets excluding interest bearing debt and goodwill and intangibles	$3,197,509	$3,015,676
Average Invested Capital (A)	$3,200,466	$3,074,453

Adjusted EBITDA	$248,009	$246,842
Depreciation	(85,383)	(70,392)
Adjusted EBITA (B)	$162,626	$176,450

Statutory Tax Rate (C)	26%	26%
Estimated Tax (B*C)	$42,283	$45,877
Adjusted earnings before interest and amortization (D)	$120,343	$130,573
ROIC (D/A), annualized	15.0%	17.0%